UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2012, Sunoco Logistics Partners Operations L.P. (“Operations LP”), a wholly owned subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”), entered into the following:

(a) Amendment to Revolving Credit Agreement

The First Amendment to Credit Agreement (the “Amendment”), dated as of August 14, 2012, by and among: Operations LP, as Borrower; the Partnership, as Guarantor; Citibank, N.A., as Administrative Agent, Lender, Swing Line Lender and L/C Issuer; Barclays Bank PLC, as Lender and L/C Issuer; and the other lenders party thereto. The Amendment amends Operations LP’s existing five-year, $350 million unsecured revolving credit agreement (i) to make certain definitional and other changes, in order to permit the consummation of a transaction pursuant to which Sunoco, Inc. becomes a subsidiary of Energy Transfer Partners, L.P. upon terms materially consistent with those described in the Registration Statement of Energy Transfer Partners, L.P. on Form S-4 filed with the SEC on June 22, 2012, and as amended on July 27, 2012 and (ii) to broaden the exceptions and baskets applicable to certain covenants and events of default.

The foregoing brief description is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

Also on August 14, 2012, Sunoco Partners Marketing & Terminals L.P. (“Marketing LP”), a wholly owned subsidiary of Operations LP, entered into the following:

(b) New Hedged Inventory Facility

A new 364-day, $200 million unsecured revolving credit agreement by and among: Marketing LP, as Borrower; Operations LP and the Partnership, as Guarantors; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, as Syndication Agent; TD Bank N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents; and the other lenders party thereto (the “New Hedged Inventory Facility”), has been established to provide Marketing LP with access to funds to finance the purchase from time to time of eligible hedged hydrocarbon inventory. The New Hedged Inventory Facility replaces a 364-day $200 million revolving credit agreement that was to mature (the “Former Hedged Inventory Facility”) on August 20, 2012. All capitalized terms used in this description and not otherwise defined herein have the respective meanings ascribed to such terms in the New Hedged Inventory Facility.

Subject to the terms and conditions of the New Hedged Inventory Facility, Marketing LP may borrow funds thereunder, on a revolving basis, either in the form of Base Rate Loans or Eurodollar Loans. The New Hedged Inventory Facility also includes an “accordion” feature, under which the total aggregate commitment may be extended to $300 million under certain conditions. The availability of such loans is limited by the amount of Marketing LP’s then-existing eligible hedged hydrocarbon inventory and related accounts receivable. The New Hedged Inventory Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the creation of indebtedness and liens, and other covenants related to the operation and conduct of the business of Marketing LP and its subsidiaries. The New Hedged Inventory Facility provides for customary events of default, including failure to pay principal or interest when due, failure to comply with covenants, cross-defaults to other material indebtedness, and certain insolvency or receivership events.

The foregoing brief description is qualified in its entirety by reference to the New Hedged Inventory Facility, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 14, 2012, Marketing LP terminated the Former Hedged Inventory Facility. No penalties or prepayment premiums were incurred in connection with early termination of the Former Hedged Inventory Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item2.03.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC,
its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel and Corporate Secretary

August 14, 2012

Philadelphia, PA